Niagara Income Opportunities Fund (the “Fund”)

Supplement dated May 16, 2025 to
the Prospectus dated August 1, 2024

Effective June 30, 2025, the mailing address for the Fund has changed. Going forward, all references to the Fund’s mailing address in the Prospectus are deleted and replaced with the following:

Regular Mail:
Niagara Income Opportunities Fund
c/o U.S. Bank Global Fund Services
PO Box 219252
Kansas City, MO 64121-9252

Overnight Delivery:
Niagara Income Opportunities Fund
c/o U.S. Bank Global Fund Services
801 Pennsylvania Ave, Suite 219252
Kansas City, MO 64105-1307

Please retain this Supplement with your Prospectus for reference.